CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form N-1A of our report dated January 15, 2019, relating to the financial statements and financial highlights of American Funds Inflation Linked Bond Fund, which appears in such Registration Statement. We also consent to the references to us under the headings "Financial highlights", "Independent registered public accounting firm" and "Prospectuses, reports to shareholders and proxy statements" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Los Angeles, California

January 28, 2019